EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229498), Registration Statement on Form S-3 (No. 333-238242), Registration Statement on Form S-8 (No. 333-262054), and related Prospectuses of Repro Med Systems, Inc. of our reports dated March 2, 2022, with respect to the financial statements of Repro Med Systems, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania

March 2, 2022